Exhibit 99.1

           Avnet Inc. to Present at the 2004 Deutsche Bank
                   Global Semiconductor Conference

    PHOENIX--(BUSINESS WIRE)--Nov. 9, 2004--Avnet Inc. (NYSE:AVT) today announced Ray Sadowski, Avnet's senior vice president and chief financial officer, will present at the 2004 Deutsche Bank Global Semiconductor Conference to be held at the Four Seasons Hotel in Las Vegas on Nov. 10, 2004 at 10:40 a.m. Pacific time.
    Avnet's presentation will be broadcast live over the Internet at www.ir.avnet.com. Interested parties should logon to the Web site 15 minutes prior to the presentation time to register for the event and download any necessary software.
    Also available at www.ir.avnet.com are other recent webcasts, a calendar of events, downloadable slide presentations, and other investor information.

    About Avnet

    Avnet enables success from the center of the technology industry, providing cost-effective services and solutions vital to a broad base of more than 100,000 customers and 250 suppliers. The company markets, distributes and adds value to a wide variety of electronic components, enterprise computer products and embedded subsystems. Through its premier market position, Avnet brings a breadth and depth of capabilities that help its trading partners accelerate growth and realize cost efficiencies. Avnet generated more than $10 billion in revenue in fiscal 2004 (year ended July 3, 2004) through sales in 68 countries. Visit Avnet's Investor Relations Web site at www.ir.avnet.com or contact us at investorrelations@avnet.com.

    CONTACT: Avnet Inc., Phoenix
             Vincent Keenan, 480-643-7053 (Investor Relations) investorrelations@avnet.com